EXHIBIT 23.3

                               CONSENT OF EXPERTS

         We consent to the reference to our firm under the caption "Experts" and to the use of portions of our report in the Registration Statement (Form S-1) and related Prospectus of GulfWest Energy Inc. for the registration of shares of its common stock.

                                       /s/ PRESSLER PETROLEUM CONSULTANTS
                                       ----------------------------------
Houston, Texas

July 14, 2004